Exhibit 10.18

PROMISSORY NOTE

October 1, 2016

1.

Amount; Obligation to Pay.  FOR VALUE RECEIVED, as hereinafter set forth and at the times hereinafter stated, Dolphin Films, Inc., a Florida corporation (the “Maker”), whose address is 2151 S Le Jeune Road, Suite 150, Coral Gables, FL 33134, promises to pay to the order of Dolphin Entertainment, Inc. (the “Payee”), whose address is 55 Merrick Way, #521, Coral Gables, FL 33134, an amount equal to One Million Nine Thousand Six Hundred Twenty Four Dollars and Thirty three cents ($1,009,624.33), (including $453,528.72 that was owed by the Payee to the Maker) subject to the provisions set forth below.

2.

Interest Rate. Interest shall accrue on the outstanding principal balance under this Promissory Note, from the date of issuance hereof until paid in full, at the rate of 10% per annum.

3.

Terms.

(a)

Payment of Interest. All accrued and outstanding interest hereunder shall be paid upon maturity, while this Promissory Note remains outstanding.

(b)

Demand Payment. Payee shall have the right, exercisable at any time after the date of this Promissory Note, to require Maker to pay all outstanding principal and any accrued and outstanding interest hereunder in full, by providing Maker with written notice of said election (a “Demand Notice”). Maker shall have ten days after receipt of the Demand Notice to pay said amounts in full.

(c)

Prepayment by Maker. Maker may prepay all or any percentage of the amount due under this Promissory Note at any time without penalty.

4.

Security. This Promissory Note is unsecured.

5.

Place of Payment.  All payments on this Promissory Note shall be made to Payee at the address stated above or at such other address as Payee shall designate in writing.

6.

Events of Default and Acceleration. Maker’s failure to pay timely any amount due hereunder shall constitute an “Event of Default.” At any time an Event of Default has occurred and is continuing, Payee may, at its option, upon written notice to Maker, accelerate maturity and cause the entire unpaid principal balance of this Promissory Note, with interest, fees and charges accrued hereon, to become immediately due and payable.

7.

Parties in Interest. This Promissory Note may not be assigned by Maker or Payee without the prior written consent of the other party.  This Promissory Note will be binding in all respects upon Maker and inure to the benefit of Payee and its permitted successors and assigns.

8.

Choice of Law; Venue. All questions concerning the construction, validity, enforcement and interpretation of this Promissory Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to the principles of conflicts of law thereof.  Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Promissory Note (whether brought against a party hereto or its respective affiliates, directors officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in Broward County, Florida.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Broward County, Florida for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Promissory Note and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  The parties hereto hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Promissory Note or the transactions contemplated hereby.

9.

Notice. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given one (1) business day after receipt, or, if sent by facsimile, upon receipt of a confirmation of delivery.

10.

Payment of Collection, Enforcement and Other Costs. If an Event of Default occurs and this Promissory Note is placed in the hands of an attorney for collection or enforcement while such Event of Default is ongoing, then the Maker shall pay the reasonable attorneys fees incurred by Payee for such collection and/or enforcement.

THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, Maker has executed this Promissory Note effective as of the date first set forth above.

MAKER:

Dolphin Films, Inc.

By:  /s/ Mirta A Negrini

Name: Mirta A Negrini

Its: Chief Financial Officer

PAYEE:

Dolphin Entertainment, Inc.

By:  /s/ William O’Dowd

Name: William O’Dowd

Its: President